Exhibit 3.1

CORPORATE CHARTER

I,  ROSS MILLER,  the duly elected and qualified Nevada Secretary of State, do hereby certify that CLIMATE ESCO, INC., did on
July 17, 2007, file in this office the original Articles of Incorporation; that said Articles of Incorporation are now on file and of record in the office of the Secretary of State of the State of Nevada, and further, that said Articles contain all the provisions required by the law of said State of Nevada.

IN WITNESS WHEREOF, I have hereunto set my
hand and affixed the Great Seal of State, at my office
on July 17, 2007

/s/ Ross Miller
Ross Miller
Secretary of State

By:   /s/  Patricia Foreman
Certification Clerk

ROSS MILLER Secretary of State 204 North Carson Street, Ste 1 Carson City, Nevada 89701-4069 (775) 684-5708 Website: secretaryofstate.biz

Articles of Incorporation (PURSUANT TO NRS 78)
Filed in the office of /s/ Ross Miller Ross Miller Secretary of State State of Nevada	Document Number 20070486980-94
Filing Date and Time 07/17/2007 11:40 AM
Entity Number E0501422007-7

USE BLACK INK ONLY – DO NOT HIGHLIGHT	ABOVE SPACE FOR OFFICE USE ONLY

1. Name of Corporation	CLIMATE ESCO LTD.

2. Resident Agent Name and Street Address: (must be a Nevada address where process may be served)	CSC Services of Nevada, Inc.
Name
	502 East John Street	Carson City	Nevada	89706
	(MANDATORY) Physical Address	City	State	Zip Code

	(OPTIONAL) Mailing Address	City	State	Zip Code

3. Shares: (Number of shares corporation is authorized to issue	Number of shares With par value: 20,000,000 PREFERRED 100,000,000 COMMON	Par value Per share: $.00001	Number of shares Without par value:
4. Name & Addresses Of the Board of Directors/Trustees: (each Director/Trustee must be a natural person at least 18 years of age: attach additional pages if more than three directors/trustees
1. LARRY KRISTOF
Name
	207 WEST HASTINGS STREET SUITE 1209	VANCOUVER	BC	V6BIH7 CA
	Street Address	City	State	Zip Code

2.

	Street Address	City	State	Zip Code

3.
Name

	Street Address	City	State	Zip Code

5. Purpose: (optional –see Instructions)	The purpose of this corporation shall be:

6. Name, Address And Signature of Incorporator: (attach additional pages if more than 1 incorporator)	CSC Services of Nevada, Inc.
	Name	X By: /s/ Doreen Haeslin, Asst. Sec.
Signature: Doreen Haeslin

	502 East John Street	CARSON CITY	NV	89706
	Address	City	State	Zip Code

7. Certificate of Acceptance of Appointment of Resident Agent	I hereby accept appointment as Resident Agent for the above named corporation. CSC Services of Nevada, Inc.
	X By: /s/ D M Asst VP			7/17/07
	Authorized Signature of R.A. or On behalf of R.A. Company			Date

This form must be accompanied by appropriate fees.